AMERICAN SKIING COMPANY ANNOUNCES COMPLETION OF REAL ESTATE RESTRUCTURING

PARK CITY, UT - May 14, 2004 - American Skiing Company announced the completion of its real estate debt restructuring today. The Company's real estate development subsidiary, American Skiing Company Resort Properties, Inc., finalized the restructuring of its $73 million Real Estate Term Facility led by Fleet National Bank and eliminated approximately $58.5 million in real estate debt from the consolidated balance sheet of American Skiing Company.

"The elimination of these defaults is critically important to the Company and allows us to continue to strengthen our relationship with our lenders and capital partners," said Betsy Wallace, Chief Financial Officer of American Skiing Company. "All of the debt of American Skiing Company and its subsidiaries, including our real estate subsidiaries, is in compliance with all applicable financial covenants. We are now solely focused on creating opportunities for the future."

The restructuring creates a new partnership between the Company's Killington Resort and SP Land, an affiliate of Eiger, Inc., one of the lenders under the Real Estate Term Facility.

"Completing this transaction allows for further design and planning associated with the Killington Village," said Allen Wilson, president of Killington Resort. "We believe that the new company has the real estate expertise and financial resources necessary to take the Village from a planning stage to fruition. This will enable Killington to maintain its position as one of the nation's premier destination resorts for decades to come."

About American Skiing Company

Headquartered in Park City, Utah, American Skiing Company (OTC: AESK) is one of the largest operators of alpine ski, snowboard and golf resorts in the United States. Its resorts include Killington and Mount Snow in Vermont; Sunday River and Sugarloaf/USA in Maine; Attitash Bear Peak in New Hampshire; Steamboat in Colorado; and The Canyons in Utah. More information is available on the Company's Web site, www.peaks.com.
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This press release contains both historical and forward-looking statements. All statements other than statements of historical facts are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are not based on historical facts, but rather reflect American Skiing Company's current expectations concerning future results and events. Similarly, statements that describe the Company's objectives, plans or goals are or may be forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties. American Skiing Company has tried wherever possible to identify such statements by using words such as "anticipate," "assume," "believe," "expect," "intend," "plan," and words and terms similar in substance in connection with any discussion of operating or financial performance. Such forward-looking statements involve a number of risks and uncertainties. In addition to factors discussed above, other factors that could cause actual results, performances or achievements to differ materially from those projected include, but are not limited to, the following: changes in regional and national business and economic conditions affecting both our resort operating and real estate segments; competition and pricing pressures; negative impact on demand for our products resulting from terrorism and availability of air travel (including the effect of airline bankruptcies); the possibility of domestic terrorist activities and their respective effects on the ski, golf, resort, leisure and travel industries; and other factors listed from time to time in our documents we have filed with the Securities and Exchange Commission. The Company cautions the reader that this list is not exhaustive. The Company operates in a changing business environment and new risks arise from time to time. The forward-looking statements included in this press release are made only as of the date of this press release and under Section 27A of the Securities Act and Section 21E of the Exchange Act, American Skiing Company does not have or undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.